Exhibit 10.1

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (“Agreement”) is dated to be effective as of the 11th day of January, 2011 (“Effective Date”), by and between each of the undersigned Lenders (“Lenders”); MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation in its capacity as Agent (“Agent”) for the Lenders; LECROY CORPORATION, a Delaware corporation (“Borrower”); CATALYST ENTERPRISES, INC., a California corporation, COMPUTER ACCESS TECHNOLOGY CORPORATION, a Delaware corporation, and LECROY LIGHTSPEED CORPORATION, a Delaware corporation (collectively, “Guarantors,” and together with the Borrower, collectively, “Obligors”).

RECITALS

The Lenders have extended credit accommodations to the Borrower in accordance with the terms of an Amended and Restated Credit Agreement dated to be effective as of July 29, 2010, as amended pursuant to the First Modification Agreement dated as of September 28, 2010 (as so amended, and as the same may be amended, modified, extended, renewed, restated, supplemented, or replaced from time to time, “Credit Agreement”), and the terms of the other “Loan Documents,” as such term is defined in the Credit Agreement. The Guarantors have guaranteed to the Credit Parties (as such term is defined in the Credit Agreement) the repayment and performance of all existing and future obligations of the Borrower to the Credit Parties pursuant to Guaranty Agreements dated as of July 29, 2010 (as the same may be amended, modified, extended, renewed, restated, supplemented or replaced from time to time, collectively, “Guaranties”). Any capitalized terms used herein without definition which are defined in, or defined by reference to the Credit Agreement shall have the meanings thereby assigned.

The parties hereto have entered into this Agreement in order to amend certain provisions of the Credit Agreement as set forth below, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Section 1. Acknowledgment And Reaffirmation Of Obligations. The Obligors acknowledge and affirm that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a signatory thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; (c) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms; (d) no Default of Event of Default is presently existing.

Section 2. Amendment and Modification of Credit Agreement. The Credit Agreement is hereby amended and modified as follows:

Section 2.1. Amendment to Definition of “Applicable Rate”. The definition of “Applicable Rate” is hereby amended by replacing the pricing grid set forth in such definition with the following:

Tier Level	Total Leverage Ratio		Applicable Rate for Adjusted Base Rate Borrowings	Applicable Rate for Eurodollar Borrowings	Applicable Rate for Commitment Fees	Applicable Rate for LC Issuance Fees
1		≥ 2.50	2.00%	3.00%	0.35%	3.00%
2	≥	2.00 < 2.50	1.75%	2.75%	0.30%	2.75%
3	≥	1.50 < 2.00	1.50%	2.50%	0.25%	2.50%
4	≥	1.00 < 1.50	1.25%	2.25%	0.20%	2.25%
5		< 1.00	1.00%	2.00%	0.15%	2.00%

Section 2.2. Amendment to Definition of “LIBOR Rate”. The definition of “LIBOR Rate” is hereby amended by replacing the proviso set forth at the end of such definition with the following:

provided that, in no event shall the LIBOR Rate be a rate less than 0.375% per annum.

Section 2.3. Amendment to Definition of “Maturity Date”. The definition of “Maturity Date” is hereby amended by replacing the first sentence of such definition with the following:

“Maturity Date” means January 1, 2014.

Section 2.4. Amendment to Definition of “Permitted Acquisition”. The definition of “Permitted Acquisition” is hereby amended by replacing the final proviso clause thereof with the following:

(f) the aggregate amount of all consideration payable for such acquisition, which when combined with the aggregate amount of all consideration paid or payable by the Borrower and its Subsidiaries pursuant to other Permitted Acquisitions occurring in the same Fiscal Year, shall not be more than Ten Million Dollars ($10,000,000.00).

Section 2.5. Amendment to Section 2.01(d). Section 2.01(d) (captioned “Increase in Revolving Credit Commitments”) is hereby amended by deleting clause “(x)” thereof and marking same as “intentionally omitted.”

Section 2.6. Amendment to Section 7.04. Section 7.04 (captioned “Investments, Loans, Advances, Guarantees, and Acquisitions”) is hereby amended by replacing clause “(d)” with the following:

(d) Permitted Acquisitions; provided that the aggregate amount of consideration for all Permitted Acquisitions entered into by the Borrower and/or its Subsidiaries in any Fiscal Year shall not exceed Ten Million Dollars ($10,000,000.00).

Section 2.7. Amendment to Section 7.08. Section 7.08 (captioned “Restricted Payments”) is hereby amended by replacing clause “(c)” thereof with the following:

(c) so long as no Default or Event of Default exists and is continuing, prior to and after giving effect to such repurchase, including but not limited to full compliance with all of its financial covenants set forth in this Agreement, the Borrower may repurchase outstanding shares of its Capital Stock in an aggregate amount of up to $5,000,000.00 in any Fiscal Year.

Section 2.8. Amendment to Section 7.12. Section 7.12 (captioned “Senior Leverage Ratio”) is hereby deleted and marked as “intentionally omitted.”

Section 2.9. Amendment to Section 7.13. Section 7.13 (captioned “Total Leverage Ratio”) is hereby amended and restated in its entirety as follows:

Section 7.13 Total Leverage Ratio. Tested quarterly, as of the last day of each fiscal quarter, the Borrower’s Total Leverage Ratio for the previous four quarters shall not at any time exceed 2.75:1.00.

Section 2.10. Amendment to Section 7.14. Section 7.14 (captioned “Minimum Consolidated EBITDA”) is hereby amended and restated in its entirety as follows:

Section 7.14 Minimum Consolidated EBITDA. Tested quarterly, at the end of each fiscal quarter and determined on a trailing twelve-month basis, the Borrower shall not, at any time, cause, permit or allow its Consolidated EBITDA to be less than $15,000,000.00.

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Section 2.11. Amendment to Section 7.16. Section 7.16 (captioned “Maximum Capital Expenditures”) is hereby amended and restated in its entirety as follows:

Section 7.16 Maximum Capital Expenditures. Tested annually, at the end of each Fiscal Year, the Borrower shall not, at any time, permit Capital Expenditures made or obligated to be made by the Borrower and its Subsidiaries to exceed $7,000,000.00 in any Fiscal Year.

Section 2.12. Amendment to Section 7.17. Section 7.17 (captioned “Maximum Debt Outstanding”) is hereby deleted and marked as “intentionally omitted.”

Section 2.13. Amendment to Section 7.18. Section 7.18 (captioned “Minimum Liquidity”) is hereby deleted and marked as “intentionally omitted.”

Section 2.14. Amendment to Section 7.19. Section 7.19 (captioned “Amendments to Convertible Senior Notes and Indenture; Prepayment of Convertible Senior Notes”) is hereby amended and restated in its entirety as set forth below:

7.19. Amendments to Convertible Senior Notes and Indenture; Prepayment of Convertible Senior Notes. The Borrower will not agree to any amendments to the Indenture or the Convertible Senior Notes, except for any amendments to the Indenture and the Convertible Senior Notes (a) under which the holders thereof waive their rights to require the Borrower to redeem or repurchase the Convertible Senior Notes on the First Repurchase Date or any other Repurchase Date, (b) which have the effect of extending the First Repurchase Date, or any other Repurchase Date, from the date presently set forth in the Convertible Senior Notes and the Indenture to a date not less than one hundred eighty (180) days after January 1, 2014, and (c) which, in connection with the foregoing, modify the conversion price. The Borrower will not redeem or repurchase any Convertible Senior Notes prior to the First Repurchase Date or any other respective stated Repurchase Date, or prepay any principal, premium or interest upon the Convertible Senior Notes prior to any stated payment or maturity date; except that, in the absence of any continuing Defaults or Events of Default, the Borrower may redeem, repurchase, or prepay any principal, premium or interest amounts under the Convertible Senior Notes on the respective stated Repurchase Date therefor, provided that, prior to, and after giving effect to, each such redemption, repurchase, or prepayment transaction:

(a)	the Borrower is in full compliance with all of the terms and conditions set forth in this Agreement and the other Loan Documents; and

(b)	no Defaults or Events of Default would then exist.

Section 2.15. Amendment to Section 10.02. Section 10.02 (captioned “Waivers and Amendments”) is hereby amended to delete clause “(D)” of subsection 10.02(b)(ii) and mark such clause “(D)” as intentionally omitted.

Section 3. No Other Modifications Of Loan Documents. The parties acknowledge that except as specifically stated in this Agreement, the Credit Agreement and the other Loan Documents shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the parties thereto in accordance with all stated terms. Nothing contained herein is intended to limit, vary, or terminate any liens, pledges, or security interests presently existing for the benefit of the Credit Parties or to alter the lien priority thereof. Each Obligor reaffirms and ratifies all of such liens, pledges, security interests or mortgage liens previously granted for the benefit of the Credit Parties.

Section 4. Amendment Fee. The Borrower shall pay to the Agent for the benefit of each of the Lenders signing this Agreement on or before the Effective Date, an amendment fee in an amount equal to the sum of the following calculated with respect to each such Lender (a) the Revolving Credit Committed Amount of each Lender, times (b) 15 Basis Points.

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Section 5. Reimbursement of Expenses of Agent. The Obligors agree to reimburse the Agent, promptly upon receipt of an invoice therefor, for all reasonable expenses incurred by the Agent in connection with this Agreement.

Section 6. Further Assurances. The Obligors each agree to execute and deliver to the Agent such documents as may, from time to time, be reasonably requested by the Agent in order to amend, modify and restate any of the Loan Documents as contemplated by this Agreement and the Credit Agreement.

Section 7. No Novation; No Refinance. It is the intent of each of the parties that nothing contained in this Agreement shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Loans or the other Obligations or to be a refinance of any of the Loans or the other Obligations.

Section 8. Enforceability. This Agreement shall inure to the benefit of and be enforceable against each of the parties and their respective successors and assigns.

Section 9. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Agreement shall be construed, performed and enforced and its validity and enforceability determined in accordance with the laws of the State of New York (“Governing State”) (excluding, however, conflict of laws principles). Each of the parties irrevocably consents to the non-exclusive jurisdiction of the courts of the Governing State and any United States District Court located in the Governing State, if a basis for federal jurisdiction exists. Each of the parties agrees that venue shall be proper in any State court located in the Governing State selected by the Agent on behalf of the Credit Parties or in any United States District Court located in the Governing State if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Governing State on the basis of improper venue or of inconvenience of forum.

Section 10. RELEASE. IN ORDER TO INDUCE THE CREDIT PARTIES TO ENTER INTO THIS AGREEMENT, EACH OF THE OBLIGORS FOREVER RELEASES AND DISCHARGES EACH OF THE CREDIT PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH ANY OF THE OBLIGORS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE LOAN DOCUMENTS, THIS AGREEMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 11. Counterparts And Delivery. This Agreement may be executed and delivered in counterparts, and shall be fully enforceable against each signatory, even if all designated signatories do not actually execute this Agreement. This Agreement, and the signatures to this Agreement, may be delivered via facsimile.

Section 12. Waiver of Jury Trial. All parties to this agreement waive the right to a trial by jury in any action brought to enforce or construe this Agreement or which otherwise arises out of or relates to this Agreement or the transactions contemplated herein.

[Signatures Begin On The Following Page]

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Signature Page To Second Modification Agreement:

IN WITNESS WHEREOF, the parties have executed this Agreement with the specific intention of creating a document under seal to be effective as of the date first above written.

WITNESS/ATTEST	BORROWER: LECROY CORPORATION, A Delaware Corporation

	By:	/S/ SEAN B. O’CONNOR
Sean B. O’Connor, Vice President-Finance

WITNESS/ATTEST	GUARANTORS: CATALYST ENTERPRISES, INC., A California Corporation

	By:	/S/ SEAN B. O’CONNOR
Sean B. O’Connor, Vice President-Finance

COMPUTER ACCESS TECHNOLOGY CORPORATION, A Delaware Corporation

	By:	/S/ SEAN B. O’CONNOR
Sean B. O’Connor, Vice President-Finance

LECROY LIGHTSPEED CORPORATION, A Delaware Corporation

	By:	/S/ SEAN B. O’CONNOR
Sean B. O’Connor, Vice President-Finance

[Signatures Continued On The Following Page]

Signature Page To Second Modification Agreement – Continued:

WITNESS/ATTEST	AGENT: MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity As Agent For The Lenders

	By:	/S/ CHRIS TESLA
Chris Tesla, Vice President

WITNESS/ATTEST	LENDER: MANUFACTURERS AND TRADERS TRUST COMPANY, A New York Banking Corporation, In Its Capacity As A Lender

	By:	/S/ CHRIS TESLA
Chris Tesla, Vice President

[Signatures Continued On The Following Page]

Signature Page To Second Modification Agreement – Continued:

WITNESS/ATTEST	LENDER: CAPITAL ONE, N. A., A National Banking Association, Successor to North Fork Bank, In Its Capacity As A Lender

	By:	/S/ GEORGE STIRLING
		Name: Title:	George Stirling Senior Vice President

Signature Page To Second Modification Agreement – Continued:

WITNESS/ATTEST	LENDER: RBS CITIZENS, N.A., In Its Capacity As A Lender

	By:	/S/ ANTHONY SELVAGGIO
		Name: Title:	Anthony Selvaggio Vice President